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As filed with the Securities and Exchange Commission on August 14, 2020

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-1133956 (I.R.S. Employer Identification No.)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David L. Goodin President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (701) 530-1000	Jason Day Perkins Coie LLP 1900 Sixteenth Street, Suite 1400 Denver, Colorado 80202 (303) 291-2300
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering of Securities:	(1)	(1)	(1)	(2)

Common Stock, par value $1.00 per share	(1)	(1)	(1)	(2)

Preferred Stock, par value $100 per share	(1)	(1)	(1)	(2)

Debt Securities	(1)	(1)	(1)	(2)

Warrants	(1)	(1)	(1)	(2)

Purchase Contracts	(1)	(1)	(1)	(2)

Units	(1)	(1)	(1)	(2)

Primary Offering of Common Stock:

Common Stock, par value $1.00 per share	6,398,889	(3)	(3)	(3)

(1)
Omitted pursuant to General Instruction II(E) of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon settlement, exchange or conversion of debt securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon settlement, exchange or conversion of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees with respect to these securities.

(3)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, the distribution agreement prospectus contained in this registration statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due with the distribution agreement prospectus.

On February 22, 2019, the registrant filed a prospectus supplement to the base prospectus contained in the registrant's Registration Statement on Form S-3 (File No. 333-220026), which became effective upon its filing with the Securities and Exchange Commission (the "Commission") on August 18, 2017, as amended by Post-Effective Amendment No. 1, filed with the Commission on January 2, 2019, in connection with the registrant's "at-the-market" offering program (the "ATM Program"). In connection with such prospectus supplement, the registrant paid a filing fee of $31,839.24 to register the offering of up to 10,000,000 shares of the registrant's common stock. 6,398,889 shares of common stock registered in connection with the ATM Program remain unsold as of the date hereof. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to the distribution agreement prospectus include such 6,398,889 unsold shares initially registered under the ATM Program on February 22, 2019, and the distribution agreement prospectus relates only to such unsold securities. The previously paid registration fee of $20,373.58 with respect to the unsold shares of common stock under the ATM Program will continue to be applied to such unsold securities. Accordingly, there is no registration fee due in connection the distribution agreement prospectus.

EXPLANATORY NOTE

        This registration statement contains two prospectuses:

  •
  a base prospectus which covers the offering, issuance and sale by the registrant of the securities identified above from time to time in one or more offerings; and

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  a distribution agreement prospectus covering the offering, issuance and sale by the registrant of up to 6,398,889 shares of the registrant's common stock that may be issued and sold under a distribution agreement, dated February 22, 2019, as amended on August 14, 2020, with J.P. Morgan Securities LLC and MUFG Securities Americas Inc.

        The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The distribution agreement prospectus immediately follows the base prospectus.

PROSPECTUS

MDU RESOURCES GROUP, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

        We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See "Plan of Distribution."

        Our common stock is listed on the New York Stock Exchange (the "NYSE") and trades under the symbol "MDU." The last reported sale price of our common stock on the NYSE on August 13, 2020 was $23.27 per share.

        Investing in our securities involves risks. See "Risk Factors" on page 2 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2020.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act.

        Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectus) together with the additional information described below under "Where You Can Find More Information" and "Information Incorporated By Reference" before you make an investment decision.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."

        Unless the context otherwise indicates, references in this prospectus to the "Company," "we," "our" and "us" refer to MDU Resources Group, Inc. and its subsidiaries. The term "you" refers to a prospective investor.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, trends, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, we may publish or otherwise make available forward-looking statements of this nature.

        Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We urge you to consider the risks and uncertainties described in "Risk Factors" in the documents incorporated by reference in this prospectus, in any prospectus supplement and in any of our other public filings, including our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, the impact of the novel coronavirus (COVID-19) on the Company's business, management's examination of historical operating trends, data contained in our records and other data available from third parties. Nonetheless, our expectations, beliefs or projections may not be achieved or accomplished.

        Any forward-looking statement contained in this prospectus, any related prospectus supplement or any document incorporated by reference into this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference into this prospectus.

ii

MDU RESOURCES GROUP, INC.

        We are a regulated energy delivery and construction materials and services business. Montana-Dakota Utilities Co. (formerly known as MDU Resources Group, Inc.) was incorporated under the laws of the state of Delaware in 1924. The Company was incorporated under the laws of the state of Delaware in 2018. Our principal executive offices are located at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled "Risk Factors" in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Amended and Restated Certificate of Incorporation, as amended to date (our "certificate of incorporation"), our Amended and Restated Bylaws, as amended to date (our "bylaws"), and applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). This summary is not complete. You should read our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

        Our certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into two classes:

  •
  500,000,000 shares of common stock, $1.00 par value per share; and

  •
  2,000,000 shares of preferred stock, $100 par value per share.

        As of July 30, 2020, we had 200,522,277 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights

        Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the "Board") out of legally available funds.

Voting Rights

        Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

        Our bylaws provide for a majority voting standard for the election of directors in an uncontested election and a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.

Liquidation Rights

        Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights

        Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not liable to further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

        Our certificate of incorporation authorizes our Board to issue up to 2,000,000 shares of preferred stock, from time to time in one or more classes or series, generally without any vote or action by the holders of our common stock. Our Board will be authorized to determine the number of shares and designation of any class or series of preferred stock and the powers, rights, preferences and privileges of each class or series of preferred stock, including, the dividend rate, dividend rights, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences and sinking fund terms of any class or series of preferred stock, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

        The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock

Provisions of our Certificate of Incorporation and our Bylaws and Certain Provisions of Delaware Law That Could Delay or Prevent a Change in Control

        Our certificate of incorporation, bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.

Authorized but Unissued Capital Stock

        The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing rules of the New York Stock Exchange. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Number of Directors, Vacancies, Removal of Directors

        Our certificate of incorporation provides that our Board will have at least six and at most 15 directors. A majority of the Board decides the exact number of directors at a given time. A majority of the directors then in office fill any new directorships created by the Board and any vacancies.

        Under the laws of the state of Delaware, our directors may be removed by a majority of the shares then entitled to vote in an election of directors. However, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders, which includes the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our certificate of incorporation prevents stockholders from calling a special meeting.

No Cumulative Voting

        Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not provide for cumulative voting. Accordingly, a holder or group of holders of a majority of the shares of our common stock are able to elect all of the directors.

Requirements for Advance Notification of Shareholder Meetings, Director Nominations and Shareholder Proposals

        Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders and not later than the close of business on the 90th day prior to the first anniversary of the prior year's annual meeting of stockholders. In order for any matter to be "properly brought" before an annual meeting, a stockholder will have to comply with these advance notice requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

        In addition, our bylaws also provide for proxy access, pursuant to which a qualifying stockholder, or a group of up to 20 such stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, will generally be able to nominate and include in our proxy materials for an annual meeting of stockholders, qualifying director nominees constituting up to the greater of two nominees or 20% of the total number of directors of the Company; provided that the qualifying stockholder(s) and director nominee(s) satisfy the eligibility, procedural and other requirements specified in our bylaws, including that notice of a nomination be delivered to our secretary not less than 120 days or more than 150 days before the first anniversary of the date that we first sent our proxy statement to stockholders for the prior year's annual meeting.

Stockholder Action by Written Consent; Special Meeting of Stockholders

        Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the Board.

Provisions of Delaware Law That Could Delay or Prevent a Change in Control

        We are subject to the provisions of Section 203 of the DGCL. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if:

  •
  our Board approved the business combination or the transaction of our stock before the person became an interested stockholder;

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  upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock outstanding at the time of the transaction, excluding certain shares; or

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  at or subsequent to such time the business combination is approved by the Board and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Forum Selection

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any Internal Corporate Claims. As defined in our bylaws, "Internal Corporate Claims" means claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware. Although we have included a choice of forum clause in our bylaws, it is possible that a court could rule that such clause is inapplicable or unenforceable.

Transfer Agent; Registrar

        The transfer agent and registrar for our common stock is EQ Shareowner Services.

Listing

        Our common stock is listed on the NYSE and trades under the symbol "MDU."

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under one or more indentures, which may include existing indentures. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

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  the title of the series of the offered debt securities;

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  the price or prices at which the offered debt securities will be issued;

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  any limit on the aggregate principal amount of the offered debt securities;

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  the date or dates on which the principal of the offered debt securities will be payable;

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  the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

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  if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

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  the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

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  the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

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  the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

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  the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

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  the denominations in which the offered debt securities will be issued;

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  the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

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  if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders' rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

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  whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

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  any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

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  whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

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  whether the offered debt securities will be senior or subordinated debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

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  any other specific terms of the offered debt securities.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, which may include:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

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  the number of shares of preferred stock, the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

        The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

        Any prospectus supplement related to any particular units will describe, among other things:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  if appropriate, any special U.S. federal income tax considerations applicable to the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

        The applicable provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Purchase Contracts," will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby:

  •
  directly to purchasers;

  •
  through agents;

  •
  through dealers;

  •
  through underwriters;

  •
  through a combination of any of the above methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

        We may also make sales of our common stock in transactions that are deemed to be "at the market offerings," as defined in Rule 415(a)(4) under the Securities Act of 1933, including sales made by means of ordinary brokers' transactions on the NYSE at market prices, or otherwise as agreed between us and one or more underwriters, dealers or agents. If we engage in such transactions, we will do so pursuant to the terms of a distribution agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.

        Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

        If an underwriter or underwriters are utilized in the sale, we will execute an underwriting or similar agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Except as described above, in order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.mdu.com. The information on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020; and

  •
  our Current Report on Form 8-K filed with the SEC on May 13, 2020.

        We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to:

    Office of the Treasurer
    MDU Resources Group, Inc.
    1200 West Century Avenue
    P.O. Box 5650
    Bismarck, North Dakota 58506-5650
    Telephone: (701) 530-1000

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Up to 6,398,889 Shares

MDU Resources Group, Inc.

Common Stock

        We have entered into a distribution agreement, dated February 22, 2019, as amended on August 14, 2020 (as amended, the "Distribution Agreement"), with J.P. Morgan Securities LLC ("J.P. Morgan") and MUFG Securities Americas Inc. ("MUFG" and, together with J.P. Morgan, the "Sales Agents" and, each individually, a "Sales Agent"), relating to our common stock, par value $1.00 per share (the "common stock").

        Under the Distribution Agreement, we may offer and sell up to 10,000,000 shares of our common stock, from time to time, through either Sales Agent, as our sales agent, and we have offered and sold 3,601,111 shares of our common stock through the date of this prospectus. As a result of such prior sales, as of the date of this prospectus, 6,398,889 shares of our common stock are available for offer and sale pursuant to this prospectus. Sales of our common stock, if any, may be made in transactions that are deemed to be "at the market offerings," as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act"), including sales made by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE") at market prices, or otherwise as agreed between us and a Sales Agent.

        Under the Distribution Agreement, we may also sell our common stock to either Sales Agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our common stock to either Sales Agent, as principal for its own account, we will enter into a separate terms agreement with such Sales Agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

        Each Sales Agent will receive from us a commission equal to up to 1.0% of the gross sales price per share for any shares of our common stock sold through it as our sales agent under the Distribution Agreement. The Sales Agents are not required to sell any specific number or dollar amount of our common stock, but, subject to the terms and conditions of the Distribution Agreement, each Sales Agent will use its commercially reasonable efforts to sell on our behalf the common stock we designate from time to time.

        Our common stock is listed on the NYSE under the symbol "MDU." The last reported sale price of our common stock on the NYSE on August 13, 2020 was $23.27 per share.

        Investing in our common stock involves risks. See "Risk factors" beginning on page S-3 of this prospectus, and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference. You should read the entire prospectus carefully before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan	MUFG

The date of this prospectus is August 14, 2020

S-i

About this prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, we may offer and sell up to 10,000,000 shares of our common stock, from time to time, through either Sales Agent, as our sales agent, and we have offered and sold 3,601,111 shares of our common stock through the date of this prospectus. As a result of such prior sales, as of the date of this prospectus, 6,398,889 shares of our common stock are available for offer and sale pursuant to this prospectus. This prospectus describes the specific terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference in this prospectus. If the description of this offering of common stock varies between this prospectus and the documents incorporated by reference in this prospectus, you should rely on the information in this prospectus.

        We have not, and the Sales Agents have not, authorized anyone to provide any information other than that contained, or incorporated by reference, in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we or the Sales Agents have referred you. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer of our common stock in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any such free writing prospectus is accurate only as of their respective dates and that the information contained in the documents incorporated by reference herein and therein is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should read both this prospectus as well as the additional information described under "Information incorporated by reference" and "Where you can find more information" in this prospectus, in their entireties, before you decide to invest in our common stock.

        Unless we state otherwise or the context otherwise requires, references appearing in this prospectus to the "Company," "we," "us" and "our" should be read to refer to MDU Resources Group, Inc. and its subsidiaries, which as the context requires, refers to the previous MDU Resources Group, Inc. prior to January 1, 2019, and the new holding company of the same name after January 1, 2019. The term "you" refers to a prospective investor.

Cautionary statement regarding forward-looking statements

        This prospectus, the documents they incorporate by reference and any related free writing prospectus issued by us may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, trends, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature.

        Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company urges you to consider the risks and uncertainties described in the "Risk factors" section in this prospectus, and the risk factors incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as updated by other filings the Company makes with the SEC. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including, without limitation,

S-ii

the impact of the novel coronavirus (COVID-19) on the Company's business, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Nonetheless, the Company's expectations, beliefs or projections may not be achieved or accomplished.

        Any forward-looking statement contained in this prospectus, the documents they incorporate by reference or any related free writing prospectus issued by the Company speaks only as of the date on which the statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all the factors, nor can it assess the effect of each factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference into this prospectus.

S-iii

Prospectus summary

        This summary highlights information contained in this prospectus. Because it is a summary, it does not contain all the information you should consider before investing in the Company's common stock. You should read this entire prospectus carefully, including the "Risk factors" section in this prospectus, and the risk factors incorporated by reference herein from the Company's most recent Annual Report on Form 10-K, as updated by the Company's subsequent Quarterly Reports on Form 10-Q and other filings the Company makes with the SEC, before making an investment decision. This summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus.

MDU Resources Group

        The Company is a regulated energy delivery and construction materials and services business.

        The Company operates with a two-platform business model. Its regulated energy delivery platform and its construction materials and services platform are each comprised of different operating segments. Some of these segments experience seasonality related to the industries in which they operate. The two-platform approach helps balance this seasonality and the risk associated with each type of industry. Through its regulated energy delivery platform, the Company provides electric and natural gas services to customers, generates, transmits and distributes electricity, and provides natural gas transportation, storage and gathering services. These businesses are regulated by state public service commissions and/or the Federal Energy Regulatory Commission. The construction materials and services platform provides construction services to a variety of industries, including commercial, industrial and governmental, and provides construction materials through aggregate mining and marketing of related products, such as ready-mixed concrete and asphalt.

        The Company is organized into five reportable business segments. These business segments include: electric, natural gas distribution, pipeline and midstream, construction materials and contracting, and construction services. The Company's business segments are determined based on the Company's method of internal reporting, which generally segregates the strategic business units due to differences in products, services and regulation. The internal reporting of these segments is defined based on the reporting and review process used by the Company's chief executive officer.

        The Company, through its wholly owned subsidiary, MDU Energy Capital, LLC, owns Montana-Dakota Utilities Co. ("Montana-Dakota"), Cascade Natural Gas Corporation ("Cascade") and Intermountain Gas Company ("Intermountain"). The electric segment is comprised of Montana-Dakota while the natural gas distribution segment is comprised of Montana-Dakota, Cascade and Intermountain.

        The Company, through its wholly owned subsidiary, Centennial Energy Holdings, Inc., owns WBI Holdings, Inc. ("WBI Holdings"), Knife River Corporation ("Knife River"), MDU Construction Services Group, Inc. ("MDU Construction Services"), Centennial Energy Resources LLC ("Centennial Resources") and Centennial Holdings Capital LLC ("Centennial Capital"). WBI Holdings is the pipeline and midstream segment, Knife River is the construction materials and contracting segment, MDU Construction Services is the construction services segment, and Centennial Resources and Centennial Capital are both reflected in the Other category.

Corporate information

        Montana-Dakota was incorporated under the laws of the state of Delaware in 1924. The Company was incorporated under the laws of the state of Delaware in 2018.

        The Company's principal executive offices are located at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000. The Company's website address is www.mdu.com. Information contained on, or accessible through, the Company's website is not incorporated by reference in this prospectus and you should not consider information contained on, or accessible through, the Company's website as part of this prospectus.

 The offering

        The following is a brief summary of the principal terms of this offering.

Issuer	MDU Resources Group, Inc.
Shares of common stock offered	Up to 6,398,889.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment and the financing of possible acquisitions. See "Use of proceeds."
Conflicts of interest
We may use more than 5% of the net proceeds from the sale of our common stock to repay indebtedness under the Montana-Dakota revolving credit facility, under which an affiliate of MUFG is a lender, the Centennial revolving credit facility, under which a respective affiliate of each Sales Agent is a lender, and/or the Cascade revolving credit facility, under which an affiliate of J.P. Morgan is a lender. Accordingly, the offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority ("FINRA"). See "Plan of distribution (conflicts of interest)."
Risk factors
Investing in our common stock involves a high degree of risk. Please see "Risk factors" beginning on page S-3 of this prospectus and the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, to read about certain factors you should consider before investing in our common stock.
NYSE symbol	MDU.
Transfer agent and registrar	EQ Shareowner Services.

Risk factors

        An investment in the Company's common stock involves risks. You should carefully consider and evaluate all of the risks and uncertainties described below and any information included or incorporated by reference in this prospectus, including the risk factors incorporated by reference from the Company's most recent Annual Report on Form 10-K, as updated by the Company's subsequent Quarterly Reports on Form 10-Q and other filings the Company makes with the SEC. It is possible that the Company's business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. See also "Cautionary statement regarding forward-looking statements" in this prospectus.

Risks related to the Company's common stock and this offering

There may be future sales or other dilution of the Company's common stock, which may adversely affect the market price of the Company's common stock.

        The Company may issue up to 6,398,889 shares of its common stock in connection with the distributions contemplated by this prospectus. In addition, the Company is not restricted from issuing additional common stock, including any securities that are convertible into, or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of the Company's common stock could decline as a result of sales of a large number of shares of the Company's common stock in the market after this offering or the perception that such sales could occur.

The Company's board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting, dividend, liquidation and other rights of holders of our common stock.

        Under the Company's amended and restated certificate of incorporation, as amended to date, the Company's board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, the Company's board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting, dividend, liquidation and other rights of holders of the Company's common stock and, possibly, any other class or series of stock that is then in existence.

The market price of the Company's common stock may be volatile.

        The market price of the Company's common stock may fluctuate significantly in response to a number of factors, some of which may be beyond the Company's control. These factors include, but are not limited to, the perceived prospects and actual operating results of the Company's business; changes in estimates of the Company's operating results by analysts, investors or the Company; the Company's actual operating results relative to such estimates or expectations; actions or announcements by the Company; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has, from time to time, experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of the Company's common stock for reasons unrelated to our operating performance.

The Company's charter documents and Delaware law contain provisions that could delay or prevent an acquisition of the Company, which could inhibit your ability to receive a premium on your investment from a possible sale of the Company.

        The Company's charter documents contain provisions that may discourage third parties from seeking to acquire the Company. These provisions and specific provisions of Delaware law relating to business combinations with interested shareholders may have the effect of delaying, deterring or preventing a merger or change in control of the Company. Some of these provisions may discourage a future acquisition of the Company even if shareholders would receive an attractive value for their shares or if a significant number of the Company's shareholders believed such a proposed transaction to be in their best interests. As a result, shareholders who desire to participate in such a transaction may not have the opportunity to do so.

Management will have broad discretion with respect to the use of the proceeds of this offering.

        Although the Company has highlighted the intended use of proceeds for this offering, management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for the Company and cause the price of the Company's common stock to decline.

 Use of proceeds

        We intend to use the net proceeds from the sale of our common stock pursuant to the Distribution Agreement for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment and the financing of possible acquisitions. Pending these uses, the net proceeds may be temporarily invested in short- and medium-term securities.

        We may use more than 5% of the net proceeds from the sale of our common stock to repay indebtedness under the Montana-Dakota revolving credit facility, under which an affiliate of MUFG is a lender, the Centennial revolving credit facility, under which a respective affiliate of each Sales Agent is a lender, and/or the Cascade revolving credit facility, under which an affiliate of J.P. Morgan is a lender. Accordingly, the offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with FINRA Rule 5121, if either Sales Agent or its respective affiliate receives 5% or more of the net proceeds from this offering, such Sales Agent will not sell our common stock to a discretionary account without receiving the written approval from the account holder. See "Plan of distribution (conflicts of interest)."

 Material U.S. federal tax considerations for non-U.S. holders of common stock

        The following is a general discussion of the material U.S. federal income tax consequences of the ownership and disposition of our common stock by a beneficial owner that is a "Non-U.S. Holder." A Non-U.S. Holder is a person or entity that, for U.S. federal income tax purposes, is not:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

        Special rules may apply to certain Non-U.S. Holders or their respective owners, including, but not limited to, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid federal income tax, Non-U.S. Holders that own, or have owned, actually or constructively, more than 5% of our common stock, individuals who are former U.S. citizens or former long-term U.S. residents, hybrid entities, foreign governments and international organizations. These special rules are not addressed in the following summary.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their own tax advisers regarding the particular U.S. federal income tax consequences of holding and disposing of our common stock.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, any of which may be changed subsequent to the date of this prospectus, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought an opinion of counsel with respect to the statements made and conclusions reached in this discussion. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to Non-U.S. Holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences. It does not address any tax consequences arising under U.S. federal estate or gift tax laws or under the laws of any state, local or foreign jurisdiction and is limited to Non-U.S. Holders that hold our common stock as a capital asset within the meaning of Section 1221 of the Code.

        You are urged to consult your tax adviser with respect to the particular tax consequences to you of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

        In general, any distribution we make to a Non-U.S. Holder with respect to our common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to withholding tax at a rate of 30% of the gross amount, unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the Non-U.S. Holder provides certification of its eligibility for such reduced rate on a properly completed Internal Revenue Service ("IRS")

Form W-8BEN (or W-8BEN-E, as applicable) or other appropriate version of IRS Form W-8. A Non-U.S. Holder that is eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS. A distribution will constitute a dividend under U.S. federal income tax principles to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will reduce the Non-U.S. Holder's adjusted basis in our common stock and, to the extent it exceeds the holder's adjusted basis, will be treated as gain from the sale or exchange of such shares.

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if dividends paid to the Non-U.S. Holder are effectively connected with the conduct of this trade or business (and, if an applicable income tax treaty provides, the dividend is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will not be subject to the withholding tax discussed above if certain certification requirements are satisfied but instead will generally be taxed in the same manner as a U.S. person who holds our common stock. A Non-U.S. Holder can generally satisfy the certification requirements by delivering a properly executed IRS Form W-8ECI to claim an exemption from the withholding tax to the withholding agent. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate if applicable). A Non-U.S. Holder may obtain a refund of any excess amounts withheld under these rules if the Non-U.S. Holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Gain on Disposition of Common Stock

        Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on the gain realized on a sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States and, if an applicable income tax treaty provides, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States;

  •
  the Non-U.S. Holder is an individual present in the U.S. for 183 days or more during the taxable year of the disposition and meets certain other conditions; or

  •
  We are or were a "United States real property holding corporation," as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever period is shorter, and our common stock constitutes a "United States real property interest".

        If the gain is described in the first bullet point above, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person on the net gain from the disposition of the common stock, unless an applicable tax treaty provides otherwise. A corporate Non-U.S. Holder whose gain from dispositions of our common stock may be effectively connected with its conduct of a trade or business in the United States may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate if applicable). Non-U.S. Holders whose gain from dispositions of our common stock may be effectively connected with a trade or business in the United States are urged to consult their own tax advisers with respect to the U.S. federal income tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax in the case of a corporate Non-U.S. Holder.

        If the gain is described in the second bullet point above, the Non-U.S. Holder will generally be taxed at a flat rate of 30% (or a lower treaty rate if applicable) on its gain derived from the sale or other disposition, which may be offset by U.S.-source losses from sales or exchanges of other capital assets recognized during the year.

        With respect to the third bullet point, we believe that we are not, and we do not anticipate becoming, a United States real property holding corporation. However, if we were to become a United States real property holding corporation, any gain recognized on a disposition of our common stock by a Non-U.S. Holder that did not own (actually or constructively) more than 5% of our common stock at any time during the shorter of the period the Non-U.S. Holder held the shares or the five-year period ending on the date of disposition would not be subject to U.S. federal income tax, provided that our common stock are "regularly traded on an established securities market".

Information Reporting Requirements and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our common stock. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the Non-U.S. Holder. Copies of such information returns may also be made available to the tax authorities of the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty or other agreement with such tax authorities. U.S. backup withholding generally will apply to the payment of dividends to Non-U.S. Holders unless such Non-U.S. Holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

        You are urged to consult your tax adviser regarding the application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Withholdable Payments to Foreign Financial Entities and Certain Other Foreign Entities

        The Foreign Account Tax Compliance Act ("FATCA") imposes a 30% U.S. withholding tax on certain payments, including dividends on our common stock, made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that generally require (i) in the case of a foreign financial institution, that the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, that the entity identify and provide information in respect of substantial U.S. owners of such entity. While existing Treasury Regulations would also require withholding on payments of gross proceeds of the sale or other disposition of our common stock, recently proposed Treasury Regulations eliminate this requirement, and the Proposed Regulations may be relied upon by taxpayers until they are finalized. Various other requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. In addition, the United States has entered into (and may enter into additional) intergovernmental agreements ("IGAs") with foreign governments relating to the implementation of, and information sharing under, FATCA. IGAs may alter one or more of the FATCA information reporting rules.

        You should consult your tax adviser regarding the possible impact of these rules on your investment in our common stock, and the entities through which you hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

 Plan of distribution (conflicts of interest)

        We have entered into the Distribution Agreement with the Sales Agents, under which we may issue and sell, from time to time, up to 10,000,000 shares of our common stock through either Sales Agent, as our sales agent, and we have offered and sold 3,601,111 shares of our common stock through the date of this prospectus. As a result of such prior sales, as of the date of this prospectus, 6,398,889 shares of our common stock are available for offer and sale pursuant to this prospectus. Sales of our common stock, if any, may be made in transactions that are deemed to be "at the market offerings," as defined in Rule 415(a)(4) under the Securities Act, including sales made by means of ordinary brokers' transactions on the NYSE at market prices, or otherwise as agreed between us and a Sales Agent. As agents, the Sales Agents will not engage in any prohibited transactions in connection with an offering under the Distribution Agreement.

        Each Sales Agent will offer our common stock subject to the terms and conditions of the Distribution Agreement on a daily basis or otherwise as agreed upon by us and such Sales Agent. We will designate the maximum amount of our common stock to be sold through a Sales Agent on a daily basis or otherwise determine such maximum amount together with such Sales Agent. The Sales Agents are not required to sell any specific number or dollar amount of our common stock, but, subject to the terms and conditions of the Distribution Agreement, each Sales Agent will use its commercially reasonable efforts to sell on our behalf the common stock we designate from time to time. We may instruct the Sales Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. No Sales Agent will be obligated to use its commercially reasonable efforts to sell our common stock at any price below the designated price. We or the Sales Agents may suspend the offering of our common stock under the Distribution Agreement upon proper notice and subject to other conditions.

        Each Sales Agent will receive from us a commission equal to up to 1.0% of the gross sales price per share for any shares of our common stock sold through such Sales Agent under the Distribution Agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

        Pursuant to the Distribution Agreement, each Sales Agent will provide written confirmation to us no later than the opening of trading on the NYSE on the business day immediately following the each day on which shares of our common stock are sold by such Sales Agent for us under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

        Settlement for sales of our common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Under the terms of the Distribution Agreement, we also may sell our common stock to either Sales Agent, as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to either Sales Agent, as principal for its own account, we will enter into a separate terms agreement with such Sales Agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

        We will report in a prospectus supplement and/or our filings with the SEC under the Exchange Act at least quarterly the number of shares of our common stock sold through the Sales Agents under the Distribution Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of our common stock.

        In connection with the sale of our common stock on our behalf, either Sales Agent may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to such Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

        Each Sales Agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        If either Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Sales Agent and us.

        The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Distribution Agreement (including shares sold prior to the date of this prospectus) and (ii) the termination of the Distribution Agreement by us and/or by the Sales Agents.

        We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agents under the Distribution Agreement, will be approximately $550,000. We have also agreed to pay for certain of the reasonable fees and disbursements of the Sales Agents in connection with the offering.

        We may use 5% or more of the net proceeds from the sale of our common stock to repay indebtedness under the Montana-Dakota revolving credit facility, under which an affiliate of MUFG is a lender, the Centennial revolving credit facility, under which a respective affiliate of each Sales Agent is a lender, and/or the Cascade revolving credit facility, under which an affiliate of J.P. Morgan is a lender. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with FINRA Rule 5121, if either Sales Agent or its respective affiliate receives 5% or more of the net proceeds from this offering, such Sales Agent will not sell our common stock to a discretionary account without receiving the written approval from the account holder.

 Legal matters

        The validity of the common stock offered hereby will be passed upon for us by Perkins Coie LLP, Denver, Colorado. Certain legal matters in connection with this offering will be passed upon for the Sales Agents by Davis Polk & Wardwell LLP, New York, New York.

Experts

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus from MDU Resources Group, Inc.'s Annual Report on Form 10-K, and the effectiveness of MDU Resources Group, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the offer and sale of our securities. This prospectus, which constitutes part of that registration statement, does not include all of the information contained in the registration statement and the accompanying exhibits. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the offer and sale of our common stock, we refer you to the registration statement and the exhibits filed with, or incorporated by reference into, the registration statement. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

        We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet, free of charge, through the SEC's website at www.sec.gov and our website at www.mdu.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus.

Information incorporated by reference

        The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (other than any portions of such documents that are not deemed "filed" under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020; and

  •
  Current Report on Form 8-K filed with the SEC on May 13, 2020.

        We are also incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we sell all of the common stock offered by this prospectus or the termination of the Distribution Agreement by us and/or by the Sales Agents (other than portions of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). The information contained in any such document will be considered part of this prospectus from the date such document is filed with the SEC.

        Any statement made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes such statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies or supersedes such statement.

        You can request or view any of the documents that are incorporated by reference in this prospectus, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by visiting our website at www.mdu.com (it being understood that information contained, or accessed through, our website is expressly not incorporated by reference into this prospectus) or by writing or telephoning us at:

Office of the Treasurer
MDU Resources Group, Inc.
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
Telephone: (701) 530-1000

Up to 6,398,889 Shares

MDU Resources Group, Inc.

Common Stock

Prospectus

J.P. Morgan	MUFG

August 14, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions. All expenses are estimates.

SEC registration fee	$	*
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Trustee fees and expenses		**
Transfer agent and registrar fees		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*
See footnote (3) to the cover page of the registration statement of which this prospectus forms a part for information regarding the registration fee applicable to the distribution agreement prospectus. Additional registration fees deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

**
These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (3) unlawful payments of dividends, stock purchases or redemptions; or (4) transactions from which a director derives an improper personal benefit. Our amended and restated certificate of incorporation contains such a provision.

        Our amended and restated bylaws include the following provision:

        7.07 Indemnification of Officers, Directors, Employees and Agents.

        (a)    Indemnification Granted.    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or former director or officer or former officer of the Corporation (a "Director or Officer") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and penalties assessed with respect to employee benefit plans, and amounts paid in settlement actually and reasonably incurred by such Director or Officer. The Corporation shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) initiated by such Director or Officer only if the Proceeding (or part thereof) was authorized by the Board of Directors.

        (b)    Consent to Settlement or Nonadjudicated Disposition.    No indemnification pursuant to this Section 7.07 shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition.

        (c)    Advancement of Expenses.    The Corporation shall pay the expenses incurred by a Director or Officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it shall ultimately be determined that the Director or Officer is not entitled to be indemnified.

        (d)    Claims.    If a claim for indemnification (following a final full or partial disposition of a Proceeding with respect to which indemnification is sought) or advancement of expenses (including attorneys' fees) under this Section 7.07 is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the Director or Officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Director or Officer was not entitled to the requested indemnification or advancement of expenses under this Section 7.07 or applicable law.

        (e)    Other Indemnification and Advancement of Expenses.    The Corporation may provide indemnification and advancement of expenses (including attorneys' fees) to employees and agents to the extent permitted by applicable law.

        (f)    Non-exclusivity of Rights.    The rights conferred on any Director or Officer by this Section 7.07 shall not be exclusive of other rights to which such Director or Officer may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Section 7.07 shall limit the power of the Corporation or the Board of Directors to grant indemnification and advancement of expenses, including attorneys' fees, to directors, officers, employees and agents otherwise than pursuant to this Section 7.07.

        (g)    Other Source Indemnification.    The Corporation's obligation to indemnify any Director or Officer who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Director or Officer may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise.

        (h)    Repeal or Modification; Legal Representatives.    Any repeal or modification of the foregoing provisions of this Section 7.07 shall not adversely affect any right or protection hereunder of any Director or Officer in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided to any Director or Officer by this Section 7.07 shall inure to the benefit of such Director's or Officer's legal representative.

        Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

        In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of the Company or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 16.    Exhibits.

Exhibit No.	Description
+1	Form of Underwriting Agreement.
1(a)
Distribution Agreement, dated February 22, 2019, between MDU Resources Group, Inc. and J.P. Morgan Securities LLC and MUFG Securities Americas Inc. (incorporated herein by reference to Exhibit 1.1 to MDU Resources Group, Inc.'s Form 8-K, filed on February 22, 2019 (File No. 1-03480)).
*1(b)	Amendment No. 1, dated August 14, 2020, to Distribution Agreement, dated February 22, 2019, between MDU Resources Group, Inc. and J.P. Morgan Securities LLC and MUFG Securities Americas Inc.
4(a)
Amended and Restated Certificate of Incorporation of MDU Resources Group, Inc. (incorporated herein by reference to Exhibit 3.2 to MDU Resources Group, Inc.'s Form 8-K, filed on May 8, 2019 (File No. 1-03480)).
4(b)	Amended and Restated Bylaws of MDU Resources Group, Inc., (incorporated herein by reference to Exhibit 3.1 to Form 8-K, filed on February 15, 2019 (File No. 1-03480)).
+4(c)	Form of Indenture.
+4(d)	Form of Note.
+4(e)	Form of Certificate of Designation.
+4(f)	Specimen of Preferred Stock Certificate.
+4(g)	Form of Warrant Agreement.
+4(h)	Form of Purchase Contract.
+4(i)	Form of Unit Agreement.
*5(a)	Opinion of Perkins Coie LLP.
*5(b)	Opinion of Perkins Coie LLP relating to the distribution agreement prospectus.
*23(a)	Consent of Deloitte & Touche LLP.
*23(b)	Consent of Perkins Coie LLP (included in Exhibit 5(a)).
*23(c)	Consent of Perkins Coie LLP (included in Exhibit 5(b)).
*24	Power of Attorney (included on the signature pages hereof).
25(a)#	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the Indenture filed as Exhibit 4(c).

*
Filed herewith.

+
To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

#
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 14th day of August, 2020.

MDU RESOURCES GROUP, INC.
By:	/s/ DAVID L. GOODIN David L. Goodin President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David L. Goodin, Jason L. Vollmer and Daniel S. Kuntz, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. GOODIN David L. Goodin	President, Chief Executive Officer and Director	August 14, 2020
/s/ JASON L. VOLLMER Jason L. Vollmer	Vice President, Chief Financial Officer and Treasurer	August 14, 2020
/s/ STEPHANIE A. BARTH Stephanie A. Barth	Chief Accounting Officer	August 14, 2020
/s/ DENNIS W. JOHNSON Dennis W. Johnson	Chair of the Board	August 14, 2020
/s/ THOMAS EVERIST Thomas Everist	Director	August 14, 2020
/s/ KAREN B. FAGG Karen B. Fagg	Director	August 14, 2020
/s/ MARK A. HELLERSTEIN Mark A. Hellerstein	Director	August 14, 2020
/s/ PATRICIA L. MOSS Patricia L. Moss	Director	August 14, 2020
/s/ EDWARD A. RYAN Edward A. Ryan	Director	August 14, 2020
/s/ DAVID M. SPARBY David M. Sparby	Director	August 14, 2020
/s/ CHENXI WANG Chenxi Wang	Director	August 14, 2020
/s/ JOHN K. WILSON John K. Wilson	Director	August 14, 2020